UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2022
Date of Report (date of earliest event reported)
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BLADE AIR MOBILITY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
499 East 34th Street New York, NY 10016
(Address of principal executive offices and zip code)
(212) 967-1009
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2022, Blade Air Mobility, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The proposals are described in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on March 22, 2022. The final results for the votes regarding each proposal are set forth below.

1.The Company’s stockholders elected the two Class I directors listed below to the Board of Directors of the Company to hold office until the 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Reginald Love	35,481,977	28,650	14,109,245
Edward Philip	33,563,576	1,947,051	14,109,245

2.The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
49,137,337	424,478	58,057	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: May 6, 2022	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer